                                                                    EXHIBIT N.14

               MARKET SHARES FOR ELECTRIC COMPANIES IN ILLINOIS
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                 EXHIBIT N-14

                MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY REVENUE

                                              Revenue                    Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
-----------------------------------------------------------------------------------------------
Unicom Corp.                                   7,136              1          57.2%       57.2%
Ameren Corp.                                   3,186              2          25.5%       82.8%
ILLINOVA CORP.                                 1,781              3          14.3%       97.0%
Cilcorp, Inc.                                    360              4           2.9%       99.9%
Mount Carmel Public Utility Co.                   10              5           0.1%      100.0%

Total                                         12,473

                                 EXHIBIT N-14

                MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY ASSETS

                                              Assets                     Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
---------------------------------------------------------------------------------------------------
Unicom Corp.                                   26,223              1        60.7%           60.7%
Ameren Corp.                                    8,755              2        20.3%           81.0%
ILLINOVA CORP.                                  7,150              3        16.6%           97.5%
Cilcorp, Inc.                                   1,058              4         2.4%          100.0%
Mount Carmel Public Utility Co.                    13              5         0.0%          100.0%

Total                                          43,199

                                 EXHIBIT N-14

                MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                            Customers                  Share of      Cumulative
Holding Company                            (thousands)        Rank       Total         Share
-----------------------------------------------------------------------------------------------
Unicom Corp.                                     3,445          1         60.2%          60.2%
Ameren Corp.                                     1,506          2         26.3%          86.6%
ILLINOVA CORP.                                     568          3          9.9%          96.5%
Cilcorp, Inc.                                      195          4          3.4%          99.9%
Mount Carmel Public Utility Co.                      6          5          0.1%         100.0%

Total                                            5,720